                                                                     Exhibit 4.7

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY", WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS NOTE UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS NOTE OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE EXCEPT (A) TO ATHEROGENICS, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE), IT WILL FURNISH TO THE BANK OF NEW YORK Trust Company, N.A., AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE 2(D) ABOVE OR UPON ANY TRANSFER OF THIS NOTE UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.

                               ATHEROGENICS, INC.

                         1.50% CONVERTIBLE NOTE DUE 2012

                                                              CUSIP: 047439 AC 8

No. 1                                                               $200,000,000

      AtheroGenics, Inc., a corporation duly organized and validly existing under the laws of the State of Georgia (herein called the "COMPANY", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., as the nominee of The Depository Trust Company, or its registered assigns, the principal sum of Two Hundred Million Dollars, or such lesser amount as is set forth on Schedule I hereto, on February 1, 2012 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on February 1 and August 1 of each year, commencing August 1, 2005, on said principal sum, in like coin or currency, at the rate per annum of 1.50%, from the February 1 or August 1, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from January 12, 2005, until payment of said principal sum has been made or duly provided for, or this Note has been converted or redeemed. Notwithstanding the foregoing, if the date hereof is after any January 15 or July 15, as the case may be, and before the following February 1 or August 1, this Note shall bear interest from such February 1 or August 1; provided that if the Company shall default in the payment of interest due on such February 1 or August 1, then this Note shall bear interest from the next preceding February 1 or August 1 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Note, from January 12, 2005. Except as otherwise provided in the Indenture, the interest payable on this Note pursuant to the Indenture on any February 1 or August 1 will be paid to the Person entitled thereto as it appears in the Note Register at the close of business on the record date, which shall be the January 15 or July 15 (whether or not a Business Day) next preceding such February 1 or August 1, as provided in the Indenture; provided that any such interest not punctually paid or duly provided for shall be payable as provided in Section 2.03 of the Indenture. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

      The Company shall pay interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or, upon written notice by such Person, by wire transfer in immediately available funds, if such Person is entitled to interest on aggregate principal in excess of $2.0 million) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

      The Company promises to pay interest on overdue principal, premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) interest and Liquidated Damages, if any, at the rate of 1% per annum plus the rate of interest borne by this Note.

      Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

      This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                         ATHEROGENICS, INC.

                                         By: /s/ Russell M. Medford
                                             ----------------------------------
                                                 Russell M. Medford
                                                 President and Chief Executive
                                                 Officer

                                         By: /s/ Mark P. Colonnese
                                             ----------------------------------
                                                Mark P. Colonnese
                                                Senior Vice President of Finance
                                                and Administration and Chief
                                                Financial Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

Dated:

THE BANK OF NEW YORK Trust
Company, N.A., as Trustee

By: /s/ s George W. Bemister
    -------------------------------
    Authorized Signatory

                          , or

By: _______________________________
    As Authenticating Agent
    (if different from Trustee)

      By: _________________________
          Authorized Signatory

                             FORM OF REVERSE OF NOTE

                               ATHEROGENICS, INC.

                         1.50% CONVERTIBLE NOTE DUE 2012

      This Note is one of a duly authorized issue of Notes of the Company, designated as its 1.50% Convertible Notes Due 2012 (herein called the "NOTES"), limited in aggregate principal amount to $200,000,000, issued under and pursuant to an Indenture dated as of January 12, 2005 (herein called the "INDENTURE"), between the Company and The Bank of New York Trust Company, N.A., as trustee (herein called the "TRUSTEE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

      The Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

      The Notes are not subject to redemption through the operation of any sinking fund and may not be redeemed at the option of the Company prior to maturity.

      If a Designated Event occurs at any time prior to maturity of the Notes, subject to the Company's rights upon delivery of a Public Acquisition Notice as defined in Section 3.09 of the Indenture, this Note will be redeemable at the option of the holder of this Note at a redemption price equal to 100% of the principal amount hereof, together with accrued interest and Liquidated Damages, if any to (but excluding) the redemption date, as provided in Article 3 of the Indenture.

      Within ten Trading Days prior to but not including the expected effective date of a Fundamental Change that is also a Public Acquirer Change of Control, the Company will provide a Public Acquisition Notice to all holders, the Trustee, any Paying Agent and any Conversion Agent describing the anticipated Public Acquirer Change of Control and stating whether the Company will:

            (i) elect to adjust the Conversion Rate and related conversion obligation as described in Section 3.09 of the Indenture, in which case the Holders will not have the right to require the Company redeem their Notes as described in Article 3 of the Indenture and will not have the right to the Conversion Rate adjustment or Additional Shares described in
      Section 16.12 of the Indenture; or

            (ii) not elect to adjust the Conversion Rate and related conversion obligation as described in Section 3.09 of the Indenture, in which case the holders will have the right to require the Company to redeem their Notes as described in Article 3 of the Indenture and/or the right (if applicable) to the Additional Shares as described in Section 16.12 of the Indenture, in each case in accordance with the respective provisions of those Sections.

      If the Public Acquisition Notice indicates that the Company is making the election described in clause (i) above, then the Conversion Rate and the related conversion obligation shall be adjusted such that from and after the effective date of the Public Acquirer Change of Control, holders of the Notes will be entitled to convert their Notes into shares of Public Acquirer Common Stock pursuant to Section 3.09 of the Indenture.

      Subject to compliance with the provisions of the Indenture, prior to the close of business on the final maturity date of the Notes, the holder hereof has the right, at its option, to convert each $1,000 principal amount of this Note into 38.5802 shares (the "CONVERSION RATE") of the Company's Common Stock, as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture.

      No adjustment in respect of interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence. If this Note (or portion hereof) is surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the following interest payment date, this Note (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a redemption date following a Designated Event that is after a record date and on or prior to the next interest payment date or (2) to the extent of any overdue interest at the time of conversion with respect to this Note.

      No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

      A Note in respect of which a holder is exercising its right to require redemption upon a Designated Event may be converted only if such holder withdraws its Redemption Notice in accordance with the terms of the Indenture.

      In case an Event of Default shall have occurred and be continuing, the principal of, premium, if any, and accrued interest, on all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes, subject to the exceptions set forth in Section 12.02 of the Indenture. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default, subject to the exceptions set forth in the Indenture. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

      The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Note Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

      No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

      Terms used in this Note and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -  as tenants in common             UNIF GIFT MIN ACT -___ Custodian ___

TEN ENT -  as tenant by the entireties      (Cust)   (Minor)

JT TEN -   as joint tenants with right of   under Uniform Gifts to Minors Act
           survivorship and not as tenants  ____________________________
           in common                                               (State)

     Additional abbreviations may also be used though not in the above list.

                                CONVERSION NOTICE

TO:   ATHEROGENICS, INC.
      THE BANK OF NEW YORK Trust Company, N.A.

      The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock of AtheroGenics, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated: ______________________

                                                     ___________________________

                                                     ___________________________
                                                     Signature(s)

                                                     Signature(s) must be
                                                     guaranteed by an "ELIGIBLE
                                                     GUARANTOR INSTITUTION"
                                                     meeting the requirements of
                                                     the Note Registrar, which
                                                     requirements include
                                                     membership or participation
                                                     in the Security Transfer
                                                     Agent Medallion Program
                                                     ("STAMP") or such other
                                                     "SIGNATURE GUARANTEE
                                                     PROGRAM" as may be
                                                     determined by the Note
                                                     Registrar in addition to,
                                                     or in substitution for,
                                                     STAMP, all in accordance
                                                     with the Securities
                                                     Exchange Act of 1934, as
                                                     amended.

                                                     ___________________________
                                                     Signature Guarantee

      Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

__________________________________
(Name)

__________________________________
(Street Address)

__________________________________
(City, State and Zip Code)

__________________________________
Please print name and address

Principal amount to be converted
(if less than all):

$_________________________________

Social Security or Other Taxpayer
 Identification Number:

__________________________________

                           OPTION TO ELECT REDEMPTION
                             UPON A DESIGNATED EVENT

TO:   ATHEROGENICS, INC.
      THE BANK OF NEW YORK Trust Company, N.A.

      The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from AtheroGenics, Inc. (the "COMPANY") as to the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the price of 100% of such entire principal amount or portion thereof, together with accrued interest and Liquidated Damages, if any, to, but excluding, the Designated Event Redemption Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated: ______________________

                                                     ___________________________

                                                     ___________________________
                                                     Signature(s)

                                                     NOTICE: The above
                                                     signatures of the holder(s)
                                                     hereof must correspond with
                                                     the name as written upon
                                                     the face of the Note in
                                                     every particular without
                                                     alteration or enlargement
                                                     or any change whatever.

                                                     Principal amount to be
                                                     redeemed (if less than
                                                     all):

                                                     ___________________________

                                                     ___________________________
                                                     Social Security or Other
                                                     Taxpayer Identification
                                                     Number

                                   ASSIGNMENT

      For value received ______________________________hereby sell(s) assign(s) and transfer(s) unto ___________________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ______________________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

      In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities
Act), the undersigned confirms that such Note is being transferred:

      [ ] To AtheroGenics, Inc. or a subsidiary thereof; or

      [ ] To a "QUALIFIED INSTITUTIONAL BUYER" in compliance with Rule 144A under the Securities Act of 1933, as amended; or

      [ ] Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

      [ ] Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;

and unless the Note has been transferred to AtheroGenics, Inc. or a subsidiary thereof, the undersigned confirms that such Note is not being transferred to an "AFFILIATE" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

      Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated: ______________________

                                                     ___________________________

                                                     ___________________________
                                                     Signature(s)

                                                     Signature(s) must be
                                                     guaranteed by an "ELIGIBLE
                                                     GUARANTOR INSTITUTION"
                                                     meeting the requirements of
                                                     the Note

                                                     Registrar, which
                                                     requirements include
                                                     membership or participation
                                                     in the Security Transfer
                                                     Agent Medallion Program
                                                     ("STAMP") or such other
                                                     "SIGNATURE GUARANTEE
                                                     PROGRAM" as may be
                                                     determined by the Note
                                                     Registrar in addition to,
                                                     or in substitution for,
                                                     STAMP, all in accordance
                                                     with the Securities
                                                     Exchange Act of 1934, as
                                                     amended.
                                                     ___________________________
                                                     Signature Guarantee

NOTICE: The signature on the Conversion Notice, the Option to Elect Redemption Upon a Designated Event, or the Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                                                                      Schedule I

                               ATHEROGENICS, INC.
                         1.50% Convertible Note Due 2012

No. 1

                           Notation Explaining Principal  Authorized Signature of
Date     Principal Amount  Amount Recorded                Trustee or Custodian
-------  ----------------  -----------------------------  ----------------------
1/12/05  $200,000,000      Original Issue
-------  ----------------  -----------------------------  ----------------------
-------  ----------------  -----------------------------  ----------------------
-------  ----------------  -----------------------------  ----------------------
-------  ----------------  -----------------------------  ----------------------
-------  ----------------  -----------------------------  ----------------------
-------  ----------------  -----------------------------  ----------------------
-------  ----------------  -----------------------------  ----------------------
-------  ----------------  -----------------------------  ----------------------
-------  ----------------  -----------------------------  ----------------------
-------  ----------------  -----------------------------  ----------------------
-------  ----------------  -----------------------------  ----------------------
-------  ----------------  -----------------------------  ----------------------
-------  ----------------  -----------------------------  ----------------------
-------  ----------------  -----------------------------  ----------------------
-------  ----------------  -----------------------------  ----------------------
-------  ----------------  -----------------------------  ----------------------
-------  ----------------  -----------------------------  ----------------------
-------  ----------------  -----------------------------  ----------------------
-------  ----------------  -----------------------------  ----------------------
-------  ----------------  -----------------------------  ----------------------
-------  ----------------  -----------------------------  ----------------------
-------  ----------------  -----------------------------  ----------------------
-------  ----------------  -----------------------------  ----------------------
-------  ----------------  -----------------------------  ----------------------
-------  ----------------  -----------------------------  ----------------------